Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DocuSign, Inc. of our report dated April 3, 2018 relating to the financial statements, which appears in DocuSign, Inc.’s Registration Statement on Form S-1 dated April 25, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 30, 2018